UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 23, 2012, the board of directors of Ecolab Inc., a Delaware corporation (“Ecolab”), increased the size of the board of directors to 15 directors and approved the appointment of Michael Larson as a member of the board of directors effective immediately. The Ecolab board of directors is currently divided into three director classes. Mr. Larson will serve as a Class II director (term expiring in 2012) and will stand for election with the other Class II directors at the 2012 annual meeting of Ecolab’s stockholders.  Pursuant to Ecolab’s restated certificate of incorporation, as of the 2013 annual meeting of Ecolab’s stockholders, the Ecolab board of directors will no longer be classified and each director will be subject to annual election. Mr. Larson will serve as a member of the Audit Committee and the Safety, Health and Environment Committee of Ecolab’s board of directors.

Mr. Larson, age 52, has been Chief Investment Officer for William H. Gates III and the Business Manager of Cascade Investment, L.L.C. since 1995. He is responsible for Mr. Gates’ non-Microsoft investments as well as the investment assets of the Bill & Melinda Gates Foundation Trust.  Cascade Investment, L.L.C. and the Bill & Melinda Gates Foundation Trust own in the aggregate 31,367,773 shares of Ecolab common stock.  As Chief Investment Officer for Mr. Gates, Mr. Larson has voting and investment power with respect to the shares of Ecolab common stock beneficially owned by Cascade Investment L.L.C. and the Bill & Melinda Gates Foundation Trust, but Mr. Larson disclaims beneficial ownership of those shares.

Mr. Larson is a director of AutoNation, Inc., Republic Services, Inc., Grupo Televisa, S.A.B. and Fomento Mexicano Economico, S.A.B. de C.V.  In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund.

Mr. Larson will be entitled to participate in Ecolab’s regular non-employee director compensation arrangements for the 2012 calendar year, including payment of an annual retainer of $100,000 and a supplemental Audit Committee retainer of $10,000, which in each case may be deferred in a stock unit account or an interest-bearing cash account; a stock unit award of $50,000 and a stock option grant having a grant date fair value of approximately $55,000. The retainer payments and the stock unit award will be subject to pro rata reduction subject to the number of days remaining in 2012 and the stock option grant will be conditioned upon the election of Mr. Larson to the Ecolab board of directors at the 2012 annual meeting of Ecolab’s stockholders.  In addition, Mr. Larson will be eligible to enter into Ecolab’s standard form of director indemnification agreement, a copy of which is filed as Exhibit (10)I to Ecolab’s annual report on Form 10-K for the fiscal year ended December 31, 2003.  There are no arrangements or understandings between Mr. Larson and any other person pursuant to which Mr. Larson was appointed as a director and there is no transaction between Mr. Larson (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                                 Ecolab Inc. News Release dated February 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 23, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated February 23, 2012.	Filed herewith electronically.